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                                                                      EXHIBIT 11
                             PAINE WEBBER GROUP INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
          (In thousands of dollars except share and per share amounts)

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
                                                                                            Years Ended December 31,
                                                                              -----------------------------------------------------
                                                                                   1996               1995                1994
                                                                              -------------       -------------       -------------
PRIMARY:

Weighted-average common shares outstanding                                       87,698,138          92,030,417          71,693,020

Incremental stock options and awards                                              6,708,357           9,241,691           6,370,453
                                                                              -------------       -------------       -------------

Weighted-average common and common equivalent shares                             94,406,495         101,272,108          78,063,473
                                                                              =============       =============       =============

Net income                                                                    $     364,350       $      80,750       $      31,631

Interest savings on convertible debentures and
  short-term borrowings                                                               4,062               3,322               1,330

Preferred dividend requirements                                                     (29,395)            (29,291)             (1,219)
                                                                              -------------       -------------       -------------

Net income applicable to common shares                                        $     339,017       $      54,781       $      31,742
                                                                              =============       =============       =============

Primary earnings per common share                                             $        3.59       $        0.54       $        0.41
                                                                              =============       =============       =============

FULLY DILUTED:

Weighted-average common shares outstanding                                       87,698,138          92,030,417          71,693,020

Conversion of Convertible Preferred Stock                                         5,515,720                --                  --

Incremental stock options and awards                                              8,480,906           9,241,691           7,673,929

Weighted-average common shares issuable assuming conversion
  of 8% Debentures                                                                  449,752                --             1,647,190
                                                                              -------------       -------------       -------------

Weighted-average common and common equivalent shares                            102,144,516         101,272,108          81,014,139
                                                                              =============       =============       =============


Net income                                                                    $     364,350       $      80,750       $      31,631

Interest savings on convertible debentures and
  short-term borrowings                                                               3,865               1,526               2,181

Preferred dividend requirements                                                     (23,395)            (29,291)               (969)
                                                                              -------------       -------------       -------------

Net income applicable to common shares                                        $     344,820       $      52,985       $      32,843
                                                                              =============       =============       =============

Fully diluted earnings per common share                                       $        3.38       $        0.52       $        0.41
                                                                              =============       =============       =============
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